GLOBAL RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
GATES INDUSTRIAL CORPORATION PLC
2018 OMNIBUS INCENTIVE PLAN
TIME-BASED VESTING AWARD
(Employee)
Gates Industrial Corporation plc (the “Company”), pursuant to its 2018 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below, the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Plan, in the Global Restricted Stock Unit Agreement (attached hereto), and in the Country-Specific Provisions for Non-U.S. Participants (attached as Exhibit A to the Global Restricted Stock Unit Agreement), all of which are incorporated herein in their entirety. The Global Restricted Stock Unit Agreement and the Country-Specific Provisions for Non-U.S. Participants are referred to collectively as the “Agreement.” Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:    [Insert Participant Name]
Date of Grant:     [Insert Date of Grant]
Number of
Restricted Stock Units:     [Insert No. of Restricted Stock Units Granted]
Vesting Schedule:    Provided the Participant has not undergone a Termination at the time of each applicable vesting date (or event):
•1/3 of the Restricted Stock Units will vest on [Insert Date];
•1/3 of the Restricted Stock Units will vest on [Insert Date]; and
•the remaining unvested Restricted Stock Units will vest on [Insert Date];
provided, however, that in the event that (i) prior to a Change in Control, the Participant undergoes a Termination as a result of such Participant’s death or Disability, or (ii) on or following a Change in Control, such Participant undergoes a Termination by the Service Recipient without Cause, or as a result of such Participant’s death or Disability, such Participant shall fully vest in such Participant’s Restricted Stock Units to the extent not then vested or previously forfeited or cancelled.

*    *    *

GATES INDUSTRIAL CORPORATION PLC

_____________________________

By:        Gwen Montgomery
Title:     EVP, Chief Human Resources Officer
[Signature Page to Restricted Stock Unit Award (Employee)]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS GLOBAL RESTRICTED STOCK UNIT GRANT NOTICE, THE AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS GLOBAL RESTRICTED STOCK UNIT GRANT NOTICE, THE AGREEMENT AND THE PLAN.
PARTICIPANT1
________________________________
1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant's signature hereto.
[Signature Page to Restricted Stock Unit Award -Employee)]

GLOBAL TIME-BASED RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
GATES INDUSTRIAL CORPORATION PLC
2018 OMNIBUS INCENTIVE PLAN
(Employee)
Pursuant to the Global Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Global Restricted Stock Unit Agreement, including the Country-Specific Provisions for Non-U.S. Participants attached hereto as Exhibit A (together, this “Agreement”) and the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Gates Industrial Corporation plc (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one Ordinary Share). The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
2. Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.
3. Settlement of Restricted Stock Units. The Company will procure delivery to the Participant as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, either one Ordinary Share or the cash value of one Ordinary Share for each Restricted Stock Unit (as adjusted under the Plan, as applicable, and subject to Section 8 below) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery. Notwithstanding anything in this Global Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any Ordinary Shares as contemplated by this Global Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Ordinary Shares are listed for trading. Such compliance shall include the requirement for the Participant to pay the par value of each Ordinary Share for each Restricted Stock Unit which has become vested hereunder, including through the use of the tax withholding methods set forth in Section 8, as determined by the Company.
4. Treatment of Restricted Stock Units Upon Termination. The provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof. Unless otherwise provided by the Committee, in the event of a Participant’s Termination for any reason (other than as set forth in the Grant Notice) prior to the time that such Participant’s Restricted Stock Units have vested, (a) all vesting with respect to such Participant’s Restricted Stock Units shall cease and (b) immediately following such Termination, all unvested Restricted Stock Units shall be forfeited to the Company.
For purposes of the Restricted Stock Units, a Participant’s Termination will be deemed to occur as of the date the Participant is no longer actively providing services to the Company or the Service Recipient (regardless of the reason for such Termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is a service provider or the terms of the Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Committee, (i) a Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., a Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a service provider or the Participant’s employment or service agreement, if any); and (ii) the period (if any) during which a Participant may vest in the Restricted Stock Units after such Termination will commence on the date Participant ceases to actively provide services and will not be extended by any notice period or the terms of the Participant’s employment or service agreement, if any; the Committee shall have the exclusive discretion to determine when a Participant is no longer actively providing services for purposes of his or her Restricted Stock Units (including whether a Participant may still be considered to be providing services while on a leave of absence).
5. Participant. Whenever the word “Participant” is used in any provision of this Global Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
6. Non-Transferability. The Restricted Stock Units may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, unless such transfer is by will, by the laws of descent and distribution or other applicable law, or specifically required pursuant to a domestic relations order, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or any other member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.
Further, notwithstanding Section 13(h) of the Plan, the Committee may restrict Participants outside the United States from designating a beneficiary who shall be entitled to receive the amounts payable with respect to the Restricted Stock Units, if any, due under the Plan upon the Participant’s death.
7. Rights as Shareholder; Dividend Equivalents. The Participant or a permitted transferee in accordance with Section 13(b) of the Plan shall have no rights as a shareholder with respect to any Ordinary Share underlying a Restricted Stock Unit (including no rights with respect to voting or to receive dividends or dividend equivalents) unless and until the Participant shall have become the holder of record or the beneficial owner of such Ordinary Share, and no adjustment shall be made for dividends or distributions or other rights in respect of such Ordinary Share for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof. The Restricted Stock Units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on Ordinary Shares. Such dividend equivalents will be provided in Ordinary Shares having a Fair Market Value on the date that the Restricted Stock Units are settled equal to the amount of such applicable dividends, and shall be payable at the same time as the Restricted Stock Units are settled in accordance with Section 3 above. In the event that any Restricted Stock Unit is forfeited by its terms, the Participant shall have no right to dividend equivalent payments in respect of such forfeited Restricted Stock Units.
8. Tax Withholding.

(a)Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or the Service Recipient, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, and other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant or vesting of the Restricted Stock Units, the subsequent sale of Ordinary Shares acquired pursuant to such vesting and the receipt of any dividend equivalents, dividends or other distributions paid on the Ordinary Shares, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Withholding of Taxes. Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make arrangements satisfactory to the Company and the Service Recipient to satisfy any withholding obligations the Company or the Service Recipient may have for Tax-Related Items. In this regard, Participant authorizes the Company or the Service Recipient, as applicable, and their respective agents, at their discretion, to satisfy any withholding obligation for Tax-Related Items by one or a combination of the following:
(i).withholding from Participant’s wages or other cash compensation payable to Participant by the Company or the Service Recipient;
(ii).requiring Participant to tender a cash payment to the Company or the Service Recipient;
(iii).withholding from proceeds of the sale of Ordinary Shares to be issued upon vesting of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); and
(iv).any other method acceptable to the Company and permitted under the Plan and applicable laws.
The Company may withhold or account for Tax-Related Items by considering minimum statutory withholding rates or other applicable withholding rates, including up to the maximum applicable rate for Participant’s jurisdiction(s). If the maximum applicable rate for Participant’s jurisdiction(s) is used, Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Ordinary Shares.
The Company may refuse to deliver the Ordinary Shares or the proceeds of the sale of Ordinary Shares, if the Participant fails to comply with the Participant’s obligations for Tax-Related Items.

9. Nature of Grant. By accepting the Restricted Stock Units, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(c)all decisions with respect to restricted stock unit or other grants, if any, will be at the sole discretion of the Company;
(d)the Participant is voluntarily participating in the Plan;
(e)the Restricted Stock Units, any Ordinary Shares acquired under the Plan, and the income from and value of same are not intended to replace any pension rights or compensation;
(f)the Restricted Stock Units, any Ordinary Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;
(g)the future value of the Ordinary Shares underlying the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty;
(h)no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the Participant’s Termination (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is a service provider or the terms of the Participant’s employment or service agreement, if any);
(i)unless otherwise agreed with the Company in writing, the Restricted Stock Units, any Ordinary Shares acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with the service Participant may provide as a director of any Subsidiary or Affiliate; and
(j)neither the Company nor the Service Recipient shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Participant pursuant to the vesting of the Restricted Stock Units or the subsequent sale of any Ordinary Shares acquired upon vesting.
10. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Ordinary Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11. Data Privacy Information and Consent. By accepting the Restricted Stock Units and indicating consent via the Company’s acceptance procedure, the Participant is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Data (as defined below) by the Company and the transfer of Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described herein.
(a)Data Collection and Usage. The Company and the Service Recipient may collect, process and use certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Ordinary Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent.
(b)Stock Plan Administration Service Providers. The Participant understands that Data may be transferred to an escrow agent, transfer agent, trustee, broker (i.e., Charles Schwab) or such stock plan service provider or other third party selected by the Company to assist the Company with the implementation, administration and management of the Plan, presently or in the future. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.
(c)International Data Transfers. The Company and its service providers are based in the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is the Participant’s consent.
(d)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s salary from or employment and career with the Service Recipient will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant these Restricted Stock Units or other equity awards to the Participant or administer or maintain such awards.
(f)Data Subject Rights. Participant may have a number of rights under data privacy laws in the Participant’s jurisdiction. Depending on where the Participant is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) request rectification of incorrect Data, (iii) delete Data, (iv) restrict processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Participant can contact his or her local human resources representative.
(g)Alternate Basis and Additional Consents. Finally, the Participant understands that the Company may rely on a different basis for the processing or transfer of Data in the future and/or request that Participant provide another data privacy consent. If applicable, the Participant agrees that upon request of the Company or the Service Recipient, the Participant will provide an executed acknowledgment or data privacy consent form (or any other agreements or consents) that the Company and/or the Service Recipient may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Plan if he or she fails to provide any such consent or agreement requested by the Company and/or the Service Recipient.
12.Notice. Every notice or other communication relating to this Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
13.No Right to Continued Service. This Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Recipient.
14.Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
15.Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
16.Governing Law/Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Colorado.

17.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Global Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.
18. Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the U.S. Internal Revenue Service thereunder.
19.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
20.Language. The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. Furthermore, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
21.Country-Specific Provisions. The Restricted Stock Units shall be subject to any additional terms and conditions set forth for the Participant’s country in Exhibit A. Moreover, if the Participant relocates to one of the countries included in Exhibit A, the terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibit A constitutes part of this Agreement.
22.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country or the broker’s country or where the Ordinary Shares are listed, the Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect his or her ability to accept, acquire, sell or otherwise dispose of Ordinary Shares or rights to Ordinary Shares (e.g., the Restricted Stock Units) or rights linked to the value of Ordinary Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by laws or regulations in the applicable jurisdictions). Further, the Participant acknowledges that local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information and that the Participant may be prohibited from disclosing inside information to any third party and “tipping” third parties or causing them to otherwise buy or sell securities. Third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider-trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.
23.Foreign Asset/Account Reporting; Exchange Control and Tax Reporting and Other Requirements. Depending on the Participant’s country, the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the

Restricted Stock Units, the acquisition, holding and/or transfer of Ordinary Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. The Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. The Participant further understands that he or she should consult the Participant’s personal tax and legal advisors, as applicable on these matters.

EXHIBIT A
COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. PARTICIPANTS
Terms and Conditions
This Exhibit A includes additional (or, if so indicated, different) terms and conditions that govern the Restricted Stock Units granted to the Participant if the Participant is in one of the countries listed herein.
If the Participant is a citizen or resident of a country (or if the Participant is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working, or if the Participant transfers employment and/or residency to another country after being granted the Restricted Stock Units, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Participant.
Capitalized terms used but not defined herein shall have the same meanings as set forth in the Plan or the Global Restricted Stock Unit Agreement, as applicable.
Notifications
This Exhibit A also includes information regarding certain issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on securities, exchange control and other laws in effect in the respective countries as of January 2024. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information in this Exhibit A as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Restricted Stock Units vest or the Participant sells Ordinary Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Participant’s individual situation.
Finally, if the Participant is a citizen or resident of a country (or if the Participant is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working, or if the Participant transfers employment and/or residency to another country after being granted the Restricted Stock Units, the information contained herein may not be applicable in the same manner.
ARGENTINA
Terms and Conditions
Labor Law Acknowledgement. In accepting the Restricted Stock Unit, the Participant acknowledges and agrees that the grant of the Restricted Stock Unit is made by the Company (and not the Service Recipient) in its sole discretion, and that the value of the Restricted Stock Unit or any Ordinary Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (a) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (b) any termination or severance indemnities or similar payments. If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, Participant acknowledges and agrees that such benefits shall not accrue more frequently than on the relevant Vesting Date(s). Further, the Participant acknowledges and agrees that, for all legal purposes, the Restricted Stock Unit and the underlying Ordinary Shares are the result of commercial transactions unrelated to the Participant's employment and are not part of the terms and conditions of the Participant's employment.
Notifications
Securities Law Information. Neither the Restricted Stock Unit nor the underlying Ordinary Shares are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores, “CNV”). Neither this Exhibit A nor any other offering material related to the Restricted Stock Unit nor the underlying Ordinary Shares may be utilized in connection with any general offering to the public in Argentina.
Exchange Control Information. Exchange control regulations in Argentina are subject to frequent change. The Participant is solely responsible for complying with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the vesting and settlement of the Restricted Stock Unit, the subsequent sale of any Ordinary Shares acquired pursuant to the Restricted Stock Unit and the receipt of any dividends paid on such Ordinary Shares. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.
Foreign Asset/Account Reporting Information. If the Participant holds the Ordinary Shares as of December 31 of any year, the Participant is personally required to report the holding of the Ordinary Shares on the Participant’s personal tax return for the relevant year. The Participant should consult with the Participant’s personal tax advisor to determine the Participant’s personal reporting obligations.
AUSTRALIA
Notifications
Nature of Plan. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to Restricted Stock Units granted under the Plan, such that the Restricted Stock Units are intended to be subject to deferred taxation.
Securities Law Information. The offer of Restricted Stock Units is being made pursuant to Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of the Participant. If there is no Australian bank involved in the transfer, the Participant will be required to file the report.

AUSTRIA
Notifications
Exchange Control Information. If the Participant holds securities (including Ordinary Shares acquired under the Plan) or cash (including proceeds from the sale of Ordinary Shares) outside Austria, the Participant may be subject to reporting obligations to the Austrian National Bank. If the value of the shares meets or exceeds a certain threshold, the Participant must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. Where the cash amounts held outside Austria meets or exceeds a certain threshold, monthly reporting obligations apply as explained below.
If the Participant sells the Ordinary Shares, or receive any cash dividends, the Participant may have exchange control obligations if the Participant holds the cash proceeds outside Austria. If the transaction volume of all the Participant’s accounts abroad meets or exceeds a certain threshold, the Participant must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed forms.
The Participant should consult with a personal tax advisor to determine the Participant’s personal reporting obligations.
BELGIUM
Notifications
Foreign Asset/Account Reporting Information. Belgian residents are required to report any security (e.g., Ordinary Shares acquired under the Plan) or bank account held outside of Belgium on their annual tax return. In a separate report, they will be required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which the account was opened). The forms to complete the report are available on the National Bank of Belgium website.
Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax may apply when Ordinary Shares acquired under the Plan are sold. Belgian residents should consult with a personal tax or financial advisor for additional details on their obligations with respect to the stock exchange tax.
Annual Securities Account Tax Information. An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Ordinary Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. The Participant should consult with a personal tax or financial advisor for additional details on the Participant’s obligations with respect to the annual securities account tax.
BRAZIL
Terms and Conditions

Compliance with Law. By accepting the Restricted Stock Units, the Participant acknowledges and agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Restricted Stock Units, the receipt of any dividends, and the sale of Ordinary Shares acquired under the Plan.
Labor Law Acknowledgment. By accepting the Restricted Stock Units, the Participant agrees that (i) the grant of the Restricted Stock Units is not part of normal or expected compensation for any reason whatsoever and will have no impact on the Participant’s employment relationship with the Service Recipient, and (ii) the value of the underlying Ordinary Shares is not fixed and may increase or decrease in value without compensation.
Notifications
Exchange Control Information. If the Participant is a Brazilian resident, the Participant must submit an annual or quarterly declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights exceeds certain thresholds. Assets and rights that must be reported include Ordinary Shares acquired under the Plan.
Tax on Financial Transaction (IOF). Repatriation of funds into Brazil and the conversion between BRL and USD associated with such fund transfers may be subject to the Tax on Financial Transactions. The Participant is responsible for complying with any applicable Tax on Financial Transactions arising from the Participant’s participation in the Plan. The Participant should consult with his or her personal tax advisor for additional details.
CANADA
Terms and Conditions
Settlement of Restricted Stock. Notwithstanding the discretion contained in Section 3 of the Global Restricted Stock Unit Agreement, the Restricted Stock Units will be settled only in Ordinary Shares.
Vesting of Restricted Stock Units Following Termination. The following provision replaces Section 4(c) of the Global Restricted Stock Unit Agreement:
For purposes of the Restricted Stock Units, a Participant’s Termination will occur as of the date the Participant is no longer actually employed or otherwise rendering services to the Company or the Service Recipient (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other laws or otherwise rendering services or the terms of the Participant’s employment or other service agreement, if any). Unless otherwise provided in the Agreement or extended by the Company, the Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date (the “Termination Date”). The Termination Date will not be extended by any common law notice period. Notwithstanding the foregoing, however, if applicable employment standards legislation specifically requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the Restricted Stock Units under the Plan, if any will be allowed to continue for that minimum notice period but then immediately terminate effective as of the last day of the Participant’s minimum statutory notice period. In the event the date the Participant is no longer providing actual service cannot be reasonable determined under the terms of the Agreement and/or the Plan, the Committee or its delegate shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Restricted Stock Units (including whether the Participant may still be considered to be providing services while on a leave of absence). Unless the applicable employment standards legislation specifically requires, in the case of the Participant, the Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which his service relationship is terminated (as determined under this provision) nor will the Participant be entitled to any compensation for lost vesting.
Notifications
Securities Law Information. The Participant will not be permitted to sell or otherwise dispose of any Ordinary Shares acquired upon vesting of the Restricted Stock Units within Canada. The Participant will only be permitted to sell or dispose of any Ordinary Shares acquired under the Plan if such sale or disposal takes place outside of Canada on the facilities of a stock exchange on which such Ordinary Shares are traded.
Foreign Asset/Account Reporting Information. Specified foreign property, including Ordinary Shares, of a non-Canadian company held by a Canadian resident employee generally must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the employee’s specified foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30 of the following year. The Restricted Stock Units must be reported - generally at nil cost- if the C$100,000 threshold is exceeded because of other specified foreign property the Participant holds. If Ordinary Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the fair market value of the Ordinary Shares at vesting, but if the Participant owns other shares, this ACB may have to be averaged with the ACB of the other shares. The Participant should consult with his or her personal legal advisor to ensure compliance with applicable reporting obligations.
FRANCE
Terms and Conditions
French Language Provision. By accepting the Restricted Stock Units, the Participant confirms having read and understood the Agreement, including this Exhibit A, and the Plan, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly.
En acceptant les droits sur des actions assujettis à restrictions (« Restricted Stock Units »), le Participant confirme avoir lu et compris, le Contrat d'Attribution, y compris la présente Annexe A, et le Plan, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.
Notifications
Tax Information. Participant understands that the Restricted Stock Units are not intended to be French tax-qualified pursuant to Articles L. 225-197-1 to L. 225-197-5 and Articles L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.
Exchange Control Information. The Participant must declare to the customs and excise authorities any cash or securities he or she imports or exports without the use of a financial institution when the value of the cash or securities is equal to or exceeds €10,000.
Foreign Asset/Account Reporting Information. The Participant must report annually any Ordinary Shares and bank accounts Participant holds outside France, including the accounts that were opened, used and/or closed during the tax year, to the French tax authorities, on an annual basis on a special Form N° 3916, together with the Participant’s personal income tax return. Failure to report triggers a significant penalty.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in connection with the sale of securities in excess of €12,500 must be reported monthly by accessing accessing the electronic General Statistics Reporting Portal (Allgemeines Meldeportal Statistik) via the Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. In addition, you may be required to report the acquisition of securities if the value of the securities acquired exceeds €12,500 to the Bundesbank via email or telephone and/or if the Company withholds or sells shares with a value in excess of €12,500 to satisfy any Tax-Related Items.
HUNGARY
There are no country-specific provisions.
INDIA
Notifications
Exchange Control Information. The Participant must repatriate any proceeds from the sale of Ordinary Shares acquired under the Plan or any dividends paid on such Ordinary Shares to India within such period of time as will be required under applicable regulations. The Participant should obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company, or the Service Recipient requests proof of repatriation. The Participant also may be required to provide information regarding funds received from participation in the Plan to the Company and/or the Service Recipient to enable them to comply with reporting requirements under exchange control laws in India.
It is the Participant’s responsibility to comply with exchange control laws in India, and neither the Company nor the Service Recipient will be liable for any fines or penalties resulting from failure to comply with applicable laws. The Participant also agrees to provide any information that may be required by the Company or the Service Recipient to make any applicable filings under exchange control laws in India.
Foreign Asset/Account Reporting Information. Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including Ordinary Shares held outside India) in their annual tax return.
Tax Information. The amount subject to tax at vesting will partially be dependent upon a valuation that the Company will obtain from a Category 1 SEBI licensed Merchant Banker registered with the Securities and Exchange Board of India. The Company has no responsibility or obligation to obtain the most favorable valuation possible nor obtain valuations more frequently than required under Indian tax law.

LUXEMBOURG
Notifications
Exchange Control Information. The Participant acknowledges and agrees that the Participant must report any inward remittance of funds associated with the Award to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within fifteen (15) working days following the month during which the transaction occurred. If a Luxembourg financial institution is involved in the transaction, such financial institution typically will fulfill the reporting obligation on behalf of the Participant. However, if the Luxembourg financial institution does not report the transaction, the Participant personally is responsible for satisfying the reporting obligation. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.
MEXICO
Terms and Conditions
Acknowledgment of the Agreement. By participating in the Plan, the Participant acknowledges that the Participant has received a copy of the Plan, has reviewed the Plan in its entirety and fully understands and accepts all provisions of the Plan. The Participant further acknowledges that the Participant has read and expressly approves the terms and conditions set forth in the Nature of Grant section of the Global Restricted Stock Unit Agreement, in which the following is clearly described and established: (i) the Participant’s participation in the Plan does not constitute an acquired right; (ii) the Plan and the Participant’s participation in the Plan are offered by the Company on a wholly discretionary basis; (iii) the Participant’s participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the underlying Ordinary Shares.
Labor Law Policy and Acknowledgment. By participating in the Plan, the Participant expressly recognizes that the Company, with registered offices at 1144 Fifteenth Street, Denver, CO 80202, United States of America, is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of Ordinary Shares does not constitute an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that the Participant may derive from participation in the Plan do not establish any rights between the Participant and the Company and do not form part of the employment conditions and/or benefits provided by the Company and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.
The Participant further understands that the Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.
Finally, the Participant hereby declares that the Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Company, its Subsidiaries, branches, representative offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Términos y Condiciones
Reconocimiento del Contrato. Al participar en el Plan, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan en su totalidad, y que entiende y acepta en su totalidad, todas y cada una de las disposiciones del Plan. Asimismo reconoce que ha leído y aprueba expresamente los términos y condiciones señalados en el párrafo titulado Naturaleza de la Oferta en el Convenio, en lo que claramente se describe y establece lo siguiente: (i) su participación en el Plan no constituye un derecho adquirido; (ii) el Plan y su participación en el Plan son ofrecidos por la Compañía sobre una base completamente discrecional; (iii) su participación en el Plan es voluntaria; y (iv) la Compañía y sus Subsidiarias no son responsables de ninguna por la disminución en el valor de las Acciones Ordinarias subyacentes.
Política de Legislación Laboral y Reconocimiento. Al participar en el Plan, usted reconoce expresamente que la Compañía, con oficinas registradas en 1144 Fifteenth Street, Denver, CO 80202, Estados Unidos de América, es la única responsable por la administración del Plan, y que su participación en el Plan, así como la adquisición de las Acciones Ordinarias, no constituye una relación laboral entre usted y la Compañía, debido a que usted participa en el plan sobre una base completamente mercantil. Con base en lo anterior, usted reconoce expresamente que el Plan y los beneficios que pudiera obtener por su participación en el Plan, no establecen derecho alguno entre usted y la Compañía, y no forman parte de las condiciones y/o prestaciones laborales que la Compañía ofrece, y que las modificaciones al Plan o su terminación, no constituirán un cambio ni afectarán los términos y condiciones de su relación laboral.
Asimismo usted entiende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o suspender su participación en cualquier momento, sin que usted incurra en responsabilidad alguna.
Finalmente, usted declara que no se reserva acción o derecho alguno para interponer reclamación alguna en contra de la Compañía, por concepto de compensación o daños relacionados con cualquier disposición del Plan o de los beneficios derivados del Plan, y por lo tanto, usted libera total y ampliamente de toda responsabilidad a la Compañía, a sus Subsidiarias, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, con respecto a cualquier reclamación que pudiera surgir.
Notifications
Securities Law Information. The Restricted Stock Unit and any Ordinary Shares acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Restricted Stock Unit may not be publicly distributed in Mexico. These materials are addressed to the Participant because of the Participant's existing relationship with the Company or one of the Companies subsidiaries or affiliates, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company or one of its subsidiaries or affiliates made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
POLAND

Notifications
Foreign Asset/Account Reporting Information. If the Participant maintains bank or brokerage accounts holding cash and foreign securities (including Ordinary Shares) outside of Poland, the Participant will be required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds PLN 7 million. If required, such reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland.
Exchange Control Information. The transfer of funds in excess of a certain threshold (currently €15,000, unless the transfer is connected with the business activity of an entrepreneur, in which case a lower threshold may apply) into Poland must be made through a bank account in Poland. The Participant understands that he or she is required to store all documents connected with any foreign exchange transactions for a period of five years, as measured from the end of the year in which such transaction occurred.
The Participant should consult with his or her personal legal advisor to determine what he or she must do to fulfill any applicable reporting/exchange control duties.
SINGAPORE
Notifications
Restriction on Sale of Ordinary Shares. Ordinary Shares acquired under the Plan may not be sold or otherwise offered for sale in Singapore prior to the six (6) month anniversary of the Date of Grant, unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than Section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) or pursuant to, and accordance with the conditions of, any other applicable provision(s) of the SFA.
Securities Law Information. The grant of the Restricted Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying Ordinary Shares being subsequently offered for sale to any other party. The Plan has not been, nor will it be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. The directors, associate directors or shadow directors of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act. The directors, associate directors or shadow directors must notify the Singapore Subsidiary in writing of an interest (e.g., the Restricted Stock Units, Ordinary Shares, etc.) in the Company or any related company within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon issuance of the Ordinary Shares or when Ordinary Shares acquired under the Plan are subsequently sold), or (iii) becoming a director, associate director or shadow director if the director, associate director or shadow director holds such an interest at that time. The above notification requirements also may apply to the Chief Executive Officer of a Singapore Subsidiary.

SOUTH KOREA
Notifications
Domestic Broker Requirement. By accepting the award, the Participant acknowledges that if the Participant wishes to sell Ordinary Shares received upon vesting of the Restricted Stock Units, applicable law may require the Participant to transfer the shares to a domestic investment broker in Korea and to effect the sale through such broker. The Participant agrees that the Participant is solely responsible for engaging a domestic broker, to the extent required. Because applicable law and regulations may change without notice, the Participant understands and agrees that the Participant should consult with a legal advisor to ensure compliance with applicable law as it relates to the Participant’s participation in the Plan.
Exchange Control Information. If the Participant realizes US$500,000 or more from the sale of Ordinary Shares or the receipt of any dividends with respect to Restricted Stock Units granted prior to July 18, 2017, Korean exchange control laws may require the Participant to repatriate the proceeds back to Korea within three (3) years of the sale/receipt. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.
Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year.  The Participant should consult with his or her personal tax advisor to determine his or her personal reporting obligations.
SPAIN
Terms and Conditions
Nature of Grant.  The following provision supplements Section 9 of the Global Restricted Stock Unit Agreement:
In accepting the grant of Restricted Stock Units, the Participant consents to participation in the Plan and acknowledges having received a copy of the Plan.
The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Restricted Stock Units under the Plan to individuals who may be eligible to receive a Restricted Stock Unit under the Plan. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any other member of the Company Group other than as expressly set forth in this Agreement. Consequently, the Participant understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and any Ordinary Shares issued upon settlement of the Restricted Stock Units are not a part of any employment or service contract with the Service Recipient and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.
Further, the Participant understands and agrees that the unvested Restricted Stock Units will be cancelled immediately without entitlement to any Ordinary Shares underlying the Restricted Stock Units if the Participant’s service is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985.
In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Restricted Stock Units shall be null and void.
Notifications
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of Restricted Stock Units under the Plan. Neither the Plan nor the Agreement have been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.
Exchange Control Information. The Participant must declare the acquisition, ownership and disposition of Ordinary Shares to the Spanish Dirección General de Comercio Inversiones (the “DGCI”) of the Ministry of Industry, Trade and Tourism on a Form D-6.  Generally, the declaration must be made in January for Ordinary Shares owned as of December 31 of the prior year and/or Ordinary Shares acquired or disposed of during the prior year; however, if the value of Ordinary Shares acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if the Participant holds 10% or more of the share capital of the company), the declaration must be filed within one month of the acquisition or disposition, as applicable.
In addition, the Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Ordinary Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
Foreign Asset / Account Reporting Information. To the extent the Participant holds rights or assets (e.g., cash or Ordinary Shares held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which Participant sells or disposes of such right or asset), the Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting requirements.
TÜRKIYE
Notifications
Securities Law Information. Under Turkish law, the Participant is not permitted to sell any Ordinary Shares acquired under the Plan in Türkiye. The Ordinary Shares are currently traded on the New York Stock Exchange, which is located outside of Türkiye, under the ticker symbol “GTES” and the Ordinary Shares may be sold through this exchange.

Financial Intermediary Obligation. Any activity related to investments in foreign securities (e.g., the sale of Ordinary Shares) should be conducted through a bank or financial intermediary institution licensed by the Turkey Capital Markets Board and should be reported to the Turkish Capital Markets Board. The Participant is solely responsible for complying with this requirement and should consult with a personal legal advisor for further information regarding any obligations in this respect.
UNITED ARAB EMIRATES
Notifications
Acknowledgement of Nature of Plan and Restricted Stock Units and Dividend Equivalents. The Participant acknowledges that the Restricted Stock Units and dividend equivalents and related benefits do not constitute a component of the Participant’s “wages” for any legal purpose. Therefore, the Restricted Stock Units and dividend equivalents and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits such as social insurance contributions and/or any other labor-related amounts which may be payable.
Securities Law Information. The offer of the Restricted Stock Units is available only for select employees of the Company and or other member of the Company Group and is in the nature of providing employee incentives in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on, by any other person. Prospective purchasers of securities should conduct their own due diligence.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the Plan and the Agreement, or any other incidental communication materials distributed in connection with the Restricted Stock Unit. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. Residents of the United Arab Emirates who have any questions regarding the contents of the Plan and the Agreement should obtain independent professional advice.
UNITED KINGDOM
Terms and Conditions
Tax Withholding. This section supplements Section 8 of the Global Restricted Stock Unit Agreement:
Without limitation to Section 8 of the Global Restricted Stock Unit Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Service Recipient or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax–Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that the Participant is a director or executive officer and income tax due is not collected from or paid by the Participant within ninety (90) days of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to the

Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Service Recipient (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Participant by any of the means referred to in Section 8 of the Global Restricted Stock Unit Agreement.